August 28, 1995


Securities and Exchange Commission
450 5th Street, N. W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Code-Alarm, Inc. (copy attached), which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A#1 report, filed August 25, 1995. We agree with the statements concerning our Firm in such Form 8-K/A#1.

                                  Very truly yours,

                                  COOPERS & LYBRAND, L.L.P.